Exhibit 35



                              DATED April 18, 2004
                              --------------------




                    OCEAN STAR INVESTMENT MANAGEMENT LIMITED


                                      and


                         OCEAN STAR MANAGEMENT LIMITED




                                UNIT TRUST DEED

                                  Constituting

                            THE STARLITE UNIT TRUST


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                                UNIT TRUST DEED

DATE                                                             April 18, 2004

BETWEEN

1 OCEAN STAR INVESTMENT MANAGEMENT LIMITED a company incorporated in and under the laws of Bermuda and having its registered office at Clarendon House, Church Street, Hamilton HM 11, Bermuda as manager (hereinafter called the "Manager")

2 OCEAN STAR MANAGEMENT LIMITED a company incorporated in and under the laws of Bermuda and having its registered office at Clarendon House, Church Street, Hamilton HM11, Bermuda as trustee (hereinafter called the "Trustee")

WHEREAS:

(A) The Manager wishes to establish a unit trust scheme under the terms of this Deed to be known as The Starlite Unit Trust.

(B)       The Trustee has agreed to become the trustee of the Trust.

NOW IT IS HEREBY DECLARED as follows:-

3         Interpretation

3.1 In this Deed, unless the context otherwise requires the following words or expressions shall have the meaning respectively ascribed to them, viz :-

          Accounting Date: means (subject as provided in this Deed) 31 December or (in the case of the final Accounting Period) the date on which the Trust is terminated in accordance with the provisions of this Deed.

          Accounting Period: means a period ending on and including the next Accounting Date and commencing (in the case of the first such period) on the commencement of the Trust or (in any other case) immediately after the end of the preceding Accounting Period.

          Associate: means and includes any corporation which in relation to the person concerned (being a corporation) is a holding company or a subsidiary or a subsidiary of any such holding company or a corporation (or a subsidiary of a corporation) at least one-third of the issued share capital of which is beneficially owned by the person concerned or an Associate thereof under the preceding part of this definition and includes any firm the partners of which or any one or more of them are beneficially entitled either directly or indirectly or through the medium of a corporation or corporations to at least three-quarters of the issued share capital of the person concerned (being a corporation) and includes any partner in any such firm. Where the person concerned is an individual or firm or other unincorporated body the expression "Associate" means and includes any corporation directly or indirectly or through the medium of a corporation or corporations controlled by any such person.


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          Auditors: means such chartered accountant or firm of chartered accountants as may be appointed as auditors of the Trust by the Trustee.

          business day: means a day normally treated as such in Bermuda and on which banks in Bermuda and Hong Kong are open for business.

          Dealing Day: means the last Valuation Day of the months of January, April, July and October or such other day or days as the Manager may, with the consent of the Trustee, determine.

          Deed: means this deed as from time to time modified in accordance with the provisions herein contained and shall include the Schedules hereto and any deed supplemental hereto executed in accordance with the provisions hereof.

          Deposited Property: means all the assets for the time being held or deemed to be held upon the trusts of this Deed.

          Dollars: or US$ means United States dollars.

          duties and charges: means in relation to any particular transaction or dealing all stamp and other duties taxes Government charges brokerage commissions bank charges transfer fees registration fees litigation or other legal costs and all other costs duties and charges whether in connection with the constitution of the Deposited Property or the increase of the Deposited Property or the creation issue cancellation sale exchange or purchase of Units or the acquisition or disposal of or other dealing with or in respect of the holding or protection of Investment or the collection of Income or in respect of Certificates or otherwise which may have become or may be payable in respect of or prior to or upon the occasion of the transaction or dealing or other event in respect of which such duties and charges are payable but does not mean any commission charges or costs which may have been taken into account in ascertaining Net Asset Value per Unit.

          Extraordinary Resolution: means a resolution passed at a meeting of Holders duly convened and held in accordance with the provisions contained in Schedule 1 and carried by a majority consisting of not less than three-quarters of the persons voting thereat upon a show of hands or if a poll is duly demanded and taken by a majority consisting of not less than three-quarters in number of the votes given on such poll.

          Fund: means a fund maintained by the Trustee in connection with the Units created for issue and within which all assets attributable to the Holders of the Units are held.

          Holder: means (a) during the subsistence of the Trust a person for the time being entered in the Register as the holder of a Unit and includes persons so entered as joint holders and (b) between the termination of the Trust in accordance with the provisions of this Deed and the date on which there remain no assets of the Trust in the hands of the Trustee the person or persons so entered as at the date of termination of the Trust.

          Income: means all interest dividends and other amounts considered by the Trustee to be in the nature of income arising from the Deposited Property.


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          Initial Assets: means the assets transferred in specie to the Trust in exchange for which Units will be issued to the Holder in accordance with the provisions of Clause 4.1.

          Initial Subscription Price: means US$100,000 per Unit, or such other price per Unit at which the initial units may be issued, to be determined by the Manager in its sole discretion.

          Investment: means any asset of any nature and whether or not income producing which may be selected by the Manager for the purpose of investment of the Deposited Property or which may for the time being form part thereof.

          Manager: means the Manager for the time being of the Trust.

          Management Fees: means such fees as may be agreed from time to time between the Trustee and the Manager.

          Month: means calendar month.

          Net Asset Value per Unit: means the Net Asset Value per Unit determined in accordance with Clause 7.

          Principal Securities Market: with reference to any Investment, means such securities market which in the opinion of the Trustee is the sole or principal securities market upon which such Investment is listed quoted or traded or in respect of which permission to deal is effective and the expression "securities market" shall include any over-the-counter market or recognised stock exchange.

          Qualified Person: means any person who is approved of by the Trustee in their absolute discretion and who is, in the opinion of the Trustee, not an individual of less than 21 years of age.

          Record Date: means such date not being more than six months prior to the date on which any distribution under Clause 13 is to be made which shall be determined by the Manager in its sole discretion.

          Redemption Price: means the price at which Units may be redeemed determined in accordance with Clause 9.2.

          Register: means the register of Holders to be kept pursuant to the provisions of this Deed.

          Registrar: means the Trustee or such other person for the time being keeping the Register pursuant to Clause 15.

          Subscription Price: means the price at which Units may be subscribed determined in accordance with Clause 8.2.

          Termination Date: means the date of termination of the Trust in accordance with Clause 37.1 of this Deed;

          the Trust: means the unit trust scheme to be known by the name referred to in recital (A) of this Deed (or such other name as the Manager and Trustee may from time to time determine) constituted by this Deed.


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          Trustee: means Ocean Star Management Limited or such other trustee for the time being of the Trust appointed pursuant to the provisions of this Deed.

          Trustee's Fees: means any sums to which the Trustee shall be entitled under Clause 29.2.

          Unit: means one undivided share in the Fund of the Trust.

          United Kingdom: means the United Kingdom of Great Britain and Northern Ireland.

          United States: means the United States of America.

          Valuation Day: means 31 December in each calendar year or such other day or days as the Trustee may determine.

          Valuation Point: means the close of business in Bermuda on each Valuation Day or such other time as the Trustee may determine.

          Year: means calendar year.

3.2 In this Deed, references to a Clause, Sub-clause or Schedule are to a clause, sub-clause or schedule of or to this Deed and unless the context otherwise requires:-

3.2.1 words importing the singular number only shall include the plural and vice versa;

3.2.2 words importing the masculine gender only shall include the feminine and vice versa;

3.2.3 words importing persons include companies or associations or bodies of persons whether corporate or unincorporated; and

3.2.4 the words "written" or "in writing" include printing, engraving, lithography or other means of visible reproduction.

3.3 The headings in this Deed are for convenience only and shall not affect the construction hereof.

3.4 Save as otherwise expressly provided references in this Deed to any statute of any jurisdiction shall be deemed also to be references to any statutory modification codification or re-enactment thereof for the time being in force in that same jurisdiction.

4         Constitution of the Trust

4.1 The Deposited Property shall be maintained as a Fund and shall initially consist of the Initial Assets in exchange for which Units will be issued to the Holder at the Initial Subscription Price, with the number of Units being determined by the value of the Initial Assets, such value to be calculated in accordance with the valuation provisions set out in Clause 7 of this Deed.


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4.2       Except in so far as the Deposited Property consists of the Initial
          Assets, the Deposited Property will be the proceeds of the issue of further Units pursuant to Clause 8. Any proceeds from the issue of further Units forming part of the Deposited Property shall from time to time be invested in Investments at the sole discretion of the Manager in accordance with the provisions of this Deed.

5.1 The Trustee shall stand possessed of the Deposited Property upon trust for the benefit of the Holders according and subject to the provisions of this Deed PROVIDED THAT;

5.2 The Units shall be personal property situate at the place where the Register of Holders is situate and the Units shall be transferable only in the place where the Register of Holders is situate and all proceedings in relation to the Units shall be brought in the place where the Register of Holders is situate;

5.3 No Holder shall by reason of being a Holder in the Trust have any interest in the assets of the Trust and his only interest by reason of his being a Holder shall be to have the Trust administered in accordance with the provisions of this Deed and Holders shall have by reason of their being Holders only such rights as are provided under or pursuant to this Deed;

5.4 No Holder shall be entitled by notice caveat or otherwise to claim any interest in any of the assets of the Trust.

6         Charges and Expenses

          There shall be payable out of the Deposited Property in addition to any other amounts expressed to be so payable in this Deed:-

6.1.1     the Trustee's Fees;

6.1.2 all expenses incurred in relation to the registration and servicing of any Investments or the holding of any Investments or the custody of the documents of title thereto as mentioned in Clause 32 (including insurance of documents of title against loss in shipment, transit or otherwise and charges made by agents of the Trustee for retaining documents in safe custody);

6.1.3 the amount of any interest and expenses in respect of borrowings incurred in accordance with the provisions of this Deed;

6.1.4 all expenses incurred in the collection of Income or of capital by the Trustee or the determination of taxation (including professional fees and other expenses incurred in obtaining taxation repayments or relief);

6.1.5 all taxation (other than taxation payable on any distributions made or to be made hereunder to Holders but including any payments by way of indemnity to any person, where the indemnity is in respect of taxation) payable in respect of Income or any distribution of capital or the holding of or dealings with the Deposited Property or otherwise levied on (or recoverable from) the Trustee or the Manager in relation to the Trust (other than their income or profit therefrom);

6.1.6     the Management Fees;


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6.1.7     the fees and expenses of the Auditors and of any custodian and registrar of the Trust, if any is appointed;

6.1.8 the disbursements of the Trustee and the Manager authorised pursuant to this Deed;

6.1.9 all duties and charges arising on the holding of or any dealing in Investments for the account of the Trust;

6.1.10 the expenses of and incidental to the preparation of supplemental deeds and the holding of meetings of the Holders;

6.1.11 any stamp duty or other tax or duty arising from or in connection with the establishment or termination of this Deed or the Trust; and

6.1.12 the expenses of the Manager and the Trustee in establishing the Trust including but not limited to those of preparing, negotiating and printing this Deed, of preparing, printing and distributing any documents to prospective Holders and fees of their legal, accountancy and other advisers.

7         Determination of Net Asset Value

7.1 The Net Asset Value per Unit shall be determined by the Manager or its delegate as at each Valuation Point on each Valuation Day (except when determination of the Net Asset Value has been suspended under the provisions of Clause 7.4), on such other occasions as may be required by the provisions of this Deed and on such other occasions as the Manager may from time to time determine. The Net Asset Value per Unit shall be calculated at the time of each determination by dividing the value of the net assets of the Fund by the number of Units then in issue or deemed to be in issue, all determined and calculated as hereinafter provided.

          Any certificate as to the Net Asset Value per Unit or as to the Subscription Price or Redemption Price therefor given in good faith by or on behalf of the Manager shall be binding on all parties.

7.2       The net assets of the Fund shall comprise the aggregate of:-

7.2.1 investments owned or contracted to be acquired for the account of the Fund;

7.2.2 cash on hand or on deposit including accrued interest relating to the Fund;

7.2.3     cash payments outstanding on any Units allotted;

7.2.4 bills and demand notes and amounts receivable including net amounts receivable in respect of investments of the Fund contracted to be realised;

7.2.5 interest accrued on interest bearing investments of the Fund except that accrued on securities which is included in the quoted price; and

7.2.6 other property and assets of the Fund of any kind and nature including prepaid expenses and unamortised preliminary expenses as valued and defined from time to time by the Manager;


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          from which shall be deducted:-

7.2.7     investments of the Fund contracted to be sold;

7.2.8     bills and accounts payable of the account of the Fund;

7.2.9 management and administrative expenses payable and/or accrued (the latter on a day-to-day basis);

7.2.10 the gross acquisition consideration of investments or other property contracted to be purchased for the Fund;

7.2.11 reserves authorised or approved by the Trustee for duties and charges or taxes or contingencies (accrued where appropriate on a day-to-day basis);

7.2.12 the aggregate amount of all borrowings and interest, commitment fee, and other charges arising in connection therewith (accrued where appropriate on a day-to-day basis); and

7.2.13 other liabilities of the Trustee or the Trust relating to the Fund of whatsoever nature (which shall, where appropriate, be deemed to accrue from day-to-day) including outstanding payments on any Units previously redeemed and, as from the Record Date in respect thereof, any dividends declared and not paid (contingent liabilities (if any) being valued in such manner as the Manager may determine from time to time or in any particular case).

          For the purpose of calculating the number of Units in issue or deemed to be in issue, Units for which applications have been duly made shall be deemed to be in issue at the beginning of the business day next following the Dealing Day on which they are allotted and Units to be redeemed shall be deemed to remain in issue until the end of the Dealing Day on which they are actually redeemed.

7.3 For the purpose of calculating the value of the net assets of the Fund:-

7.3.1 all calculations based on the value of investments quoted, listed, traded or dealt in or on any recognised exchange shall be made by reference to the settlement price (or, in the absence of any trades, at the mean between the latest offer and bid prices quoted thereon) on the principal exchange for such investments as at the close of business on the day for which such calculation is to be made; all calculations based on the value of investments traded or dealt in on any over-the-counter market which is the principal exchange therefore shall be made by reference to the mean between the latest offer and bid prices quoted thereon PROVIDED ALWAYS that:

          7.3.1.1 if the Manager at its discretion considers that the prices ruling on an exchange other than the principal exchange provide in all the circumstances a fairer criterion of value in relation to any such investment, they may adopt such prices; and

          7.3.1.2 the Manager may, at its absolute discretion, permit some other method of valuation to be used if they consider that such valuation better reflects the fair value;


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7.3.2     the Manager may at its absolute discretion take account of the additional value attributable to any investment by reason of any controlling or significant minority interest held directly or indirectly within the Fund;

7.3.3 forward foreign exchange contracts will be valued by reference to the price at the Valuation Point at which a new forward contract of the same size and maturity could be undertaken;

7.3.4 if no price quotations are available as above provided, the value thereof shall be determined from time to time in such manner as the Manager shall determine; and

7.3.5 any value (whether of a security or cash) otherwise than in Dollars shall be translated into Dollars at the rate (whether official or otherwise) that the Manager shall in its absolute discretion deem appropriate to the circumstances having regard inter alia to any premium or discount that it considers may be relevant and to costs of exchange.

7.4 The Manager may, with the prior consent of the Trustee, suspend the determination of the Net Asset Value per Unit for the whole or any part of a period:-

7.4.1 during which any stock exchange or over-the-counter market on which any significant portion of the investments of the Fund are listed, quoted, traded or dealt in is closed (other than ordinary holiday closing) or trading on any such stock exchange or over-the-counter market is restricted or suspended; or

7.4.2 when there exists any state of affairs which, in the opinion of the Manager, constitutes an emergency as a result of which disposition by the Fund or part or all of its investments is not reasonably practical or materially prejudicial to Holders; or

7.4.3 when a breakdown occurs in any of the means normally employed in determining the price or value of the Fund's positions when for any other reason the value of any of such positions cannot reasonably, promptly or accurately be ascertained; or

7.4.4 during which any transfer of funds involved in the realisation or acquisition of investments cannot in the opinion of the Manager be effected at normal rates of exchange.

          Any such suspension shall take effect at such time as the Manager shall declare but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of the net asset value per Unit of the Fund until the Manager, with the prior consent of the Trustee, shall declare the suspension at an end, except that such suspension shall terminate in any event on the first business day on which (a) the condition giving rise to the suspension shall have ceased to exist; and (b) no other condition under which suspension is authorised under this paragraph shall exist. Each declaration by the Manager pursuant to this paragraph shall be consistent with such official rules and regulations (if any) relating to the subject matter thereof as shall have been promulgated by any authority having jurisdiction over the Manager or the Trust and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations the determination of the Manager shall be conclusive.


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8         Issue of Units

8.1 The Manager shall have the exclusive right to effect the issue of Units for account of the Trust PROVIDED THAT:

8.1.1     Units shall be issued at the Subscription Price;

8.1.2 no Units shall be issued to any person unless that person is a Qualified Person;

8.1.3     Units shall be issued on a Dealing Day;

8.1.4 no Units shall be issued during any period when the determination of the Net Asset Value per Unit is suspended pursuant to Clause 7.4; and

8.1.5 payment shall be made at such time and place and in such manner as the Manager may from time to time determine.

8.1.6 The Manager shall have the absolute right to accept or decline in whole or in part any application for Units. The Manager may satisfy any such application for Units by the transfer to the applicant of Units at the appropriate Subscription Price and may also at its absolute discretion make arrangements for the issue of Units to applicants in exchange for investments and other securities owned by such applicants upon such terms as the Manager may determine.

8.1.7 Fractions of a Unit, of not less than one-thousandth of a Unit, may be issued.

8.2 The Subscription Price for each Unit shall be the Net Asset Value per Unit (as determined in accordance with Clause 7) as at the Valuation Point prior to the relevant Dealing Day on which such issue is made in each case rounded to the nearest whole integral unit of the currency of the United States provided that in respect of the initial Units to be issued in exchange for the in specie transfer of the Initial Assets, the Manager shall fix the Initial Subscription Price at US$ 1,000 or such other price as it may decide in its sole discretion.

8.3 The Manager shall furnish to the Trustee from time to time on demand a statement of all issues of Units and of the terms on which the same are issued and any Investments which it determines to be acquired for account of the Trust, and also a statement of any Investments which in accordance with the powers contained herein the Manager determines to be disposed of for account of the Trust, and any other information which may be necessary so that the Trustee may be in a position to ascertain at any moment the composition and the value of the Deposited Property.

9         Redemption of Units

9.1 Subject as hereinafter provided, the Manager shall on receipt by it of a request in writing (or in such other form as it may determine) by a Holder (the "Applicant") specifying a number of Units to be redeemed, redeem all or any portion of the Units at the Redemption Price determined in accordance with Clause 9.2 or procure the purchase thereof at not less than such Redemption Price and at the same time and under the same condition as apply to redeem under the provisions of this Deed PROVIDED THAT:


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9.1.1     subject as hereinafter provided, the redemption of the Units pursuant to this Clause shall be made on a Dealing Day falling on or after the first Dealing Day (as determined by the Manager prior to the issue of any Units), and in order for the redemption to be effected on a particular Dealing Day, the request for redemption must, unless the Manager otherwise determines, be received by the Trustee (or its agent) seven business days prior to the relevant Dealing Day
          (waivable at the discretion of the Manager);

9.1.2 no Unit shall be redeemed during any period when the determination of the Net Asset Value per Unit is suspended pursuant to Clause 7.4;

9.2 The Redemption Price for each Unit shall be the Net Asset Value per Unit (as determined in accordance with Clause 7) as at the Valuation Point immediately prior to the relevant Dealing Day on which such redemption is effected, in each case rounded to the nearest whole unit of the currency of the United States.

9.3 On the Termination Date the Trustee shall redeem all of the Units outstanding at such date, and the Redemption Price shall be the Net Asset Value per Unit (as determined in accordance with Clause 7) as at the close of business in Bermuda on the relevant Termination Date, in each case rounded to the nearest whole unit of the currency of the United States.

9.4 Any amount payable to the Applicant shall generally be payable on an unaudited basis and without interest as soon as practicable after the relevant Dealing Day. All or a portion of the redemption proceeds payable to any Applicant may be withheld temporarily until such time as the Trustee believes a fair and adequate valuation can be made for all of the assets of the Fund and until such time as redemption proceeds are received from other funds or managed accounts, if any, in which the Fund has invested. Payment for Units redeemed hereunder shall be made to the Applicant by a cheque, draft or other means of payment posted (at the risk of the Applicant) or otherwise paid to the Applicant in the manner determined by the Trustee from time to time.

9.5 Upon redemption of a Unit being effected pursuant to this Clause, the Holder shall cease to be entitled to any rights in respect of that Unit and accordingly his name shall be removed from the Register with respect thereto.

9.6 The Manager shall have the power to impose such restrictions as they may think necessary for the purpose of ensuring that no Units are acquired or held by:

9.6.1 any person who is not a Qualified Person or by any person in breach of any provision of this Deed;

9.6.2 any person in breach of the law or requirements of any country or governmental authority;

9.6.3 any person or persons in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone on conjunction with any person, connected or not, or any other circumstances appearing to the Manager to be relevant) which in the opinion of the Manager might result in the Trust incurring any liability for taxation or suffering any other pecuniary or commercial disadvantage which the Trust might not have otherwise incurred or suffered.


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9.7.1     If it shall come to the notice of the Manager that any Units are owned directly or beneficially by any person in contravention of any such restrictions as are referred to in Clause 9.6 the Manager may give 10 days' notice to such person and upon the expiration of the said 10 days, such person shall be deemed to have requested redemption of all such Units pursuant to Clause 9.1.

9.7.2 A person who becomes aware that he is holding or owning Units in contravention of any such restrictions as are referred to in Clause
          9.6 shall forthwith unless he has already received a notice pursuant to Clause 9.7.1 either transfer all such Units to a person who would not thereby be in contravention of any such restrictions as aforesaid or give a request in writing for the redemption of all such Units pursuant to Clause 9.1.

9.7.3 Payment of the monies payable under this Clause 9.7 on a redemption will (subject to any request exchange control or other governmental consent first having been obtained by the Trustee on behalf of the Trust) be made in Dollars and will be deposited with or to the order of the Trustee in the name of the Trust for payment to any such person. Upon the deposit of such redemption monies as aforesaid such persons shall have no further interests in such Units or any of them or any claim against the Trust or the Trustee in respect thereof except the right to receive the money so deposited (without interest) from the Trustee.

9.8 The Trustee may at no time satisfy the redemption of units under this Clause 9 wholly or in partly by procuring the transfer of Investments out of the Deposited Property to or to the order of the Holder.

10        Investment Powers

          Subject to the provisions of this Deed, the selection of all Investments shall in all respects be the responsibility of the Manager solely and not of the Trustee and the Manager shall have as full powers, subject to Clause 27, of directing the dealing with or disposal of the Deposited Property or any part thereof as if it were the beneficial owner of the Deposited Property.

          For the avoidance of doubt, there shall be no concentration limits on the investment of the Deposited Property, and the Manager may invest up to 100% of the Deposited Property in securities issued by any one issuer.

11.1 In carrying on the business of the Trust, the Manager shall be entitled to acquire, hold, deal in and dispose of any Investment on account of the Trust in such manner at such times and in such amounts as the Manager shall think fit.

11.2 The Manager shall not enter into any obligation or acquire any asset or Investment which involves the assumption of any liability by the Trustee which is not limited to the Deposited Property.

11.3 The Trustee shall be entitled at any time at its entire discretion and without assigning any reason to give notice to the Manager that it is not prepared to accept any property which in the opinion of the Trustee infringes the terms of this Clause and the Trustee shall be entitled to require the Manager to replace any such property with other property not infringing the terms of this Clause.


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12        Borrowing Powers

12.1 Subject to any statutory requirements for the time being in force and to the terms and conditions hereinafter provided the Trustee may at any time:

12.1.1 agree to make and vary arrangements for the borrowing by the Trustee for account of the Trust of any money for any of the purposes of the Trust (which without limitation to the generality of the foregoing and for the avoidance of doubt includes the purpose of making or facilitating a distribution under Clause 13);

12.1.2 agree to give or enter into any indemnity or guarantee in respect of the obligations of any person

          PROVIDED ALWAYS THAT the Trustee's liability under any arrangements for borrowing or in respect of any guarantee given shall be limited to the Deposited Property.

12.2 For the purposes of or in connection therewith the following provisions shall apply:-

12.2.1 Borrowings may be effected from any person approved by the Trustee (including, if a bank, the Manager or the Trustee or any Associate of either).

12.3 The Trustee may, but shall not be obliged to, in pursuance of any borrowing arrangements place on deposit (whether or not against a certificate of deposit) with the lender or any persons nominated by the lender and approved by the Trustee an amount out of the Deposited Property in the same currency as the borrowing or in a different currency upon terms providing for the repayment of the amount so deposited at the same time or times (and, if more than once, so that on each occasion the proportion which the amount so deposited bears to the amount of the borrowing is maintained) as the borrowing is repayable. In the event of a fluctuation in any rate of exchange whereby the amount of the said deposit in a different currency falls below the original ratio it bore to the amount of the borrowing the Trustee shall not be bound immediately to effect an increase in the amount maintained on deposit as aforesaid.

12.4 Any interest on any borrowing effected under this Clause and any fees or commissions or expenses payable in respect of negotiating, entering into, maintaining, varying and carrying into effect, with or without variation, and terminating any borrowing arrangements or any guarantee shall be payable out of the Deposited Property.

12.5 For the purposes of securing any borrowing and interest and expenses thereof or any guarantee the Trustee shall be entitled to create a lien over or security interest in or to charge or pledge or hypothecate in such manner as it shall think fit all or part of the Deposited Property and where any part of the Deposited Property or the documents of title thereto is for the time being under the custody or control of some person other than the Trustee in consequence of any such lien, security interest, charge, pledge or hypothecation the provisions of this Deed as to the custody and control of the Deposited Property or documents of title thereto (including registration of Investments) shall be deemed not to have been infringed thereby.

12.6 The Trustee shall not incur any liability by reason of any loss which a Holder may suffer by reason of any depletion in the value of the Deposited Property which may result from any borrowing arrangements made hereunder or any guarantee given pursuant to the provisions of this Clause and (save as herein otherwise expressly provided) the Trustee shall be entitled to be indemnified out of and have recourse to the Deposited Property in respect of any liabilities, costs, claims or demands which it may suffer arising directly or indirectly from the operation of this Clause and the arrangements referred to herein.

12.7 In the event that any arrangements for borrowing, making deposits or providing a guarantee under this Clause shall be made with the Manager or the Trustee or any Associate of either, such person shall be entitled to retain for its own use and benefit all profits and advantages which may be derived therefrom.

13        Distributions

13.1 The Manager shall have complete discretion to determine whether and if so when to make any distribution to the Holders of Units. In the event that the Manager shall decide to make a distribution then on or before the distribution date, as determined by the Manager after consultation with the Trustee, the Manager shall distribute among the Holders rateably in accordance with the number of Units held by them on the Record Date such amount (if any) as may be determined by the Manager to be distributed by way of interim or final distribution to Holders in respect of the relevant period to the Record Date from the previous Record Date or closing of the initial offering period for Units, as the case may be.

13.2 If the Manager shall receive any bonus rights or other benefit in respect of any Investment whether in cash or by warrant cheque money credit or scrip bonus or otherwise (including commissions and other fees derived from underwriting or sub-underwriting contracts) which shall be deemed by the Manager to be in the nature of income the Trustee shall take such steps (if any) as are necessary to convert such bonus rights or benefit into cash and to retain such cash as part of the Deposited Property.

13.3 All distributions by the Trustee under this Deed, whether by way of income, capital, redemption or on the termination of this Trust shall be distributions in money and shall be made in the place where the Register of Holders is situate or such other place as the Trustee may select for the purpose and shall be in the currency of account or such other currency as the Trustee may from time to time select for the purpose and in no circumstances whatsoever will the assets of the Trust or any part thereof be transferred in specie to a Holder in satisfaction of any distribution to which he is entitled under this Deed or otherwise.

14        Provisions as to Certificates

14.1 Units shall be maintained in book entry form only pursuant to the provisions of Clause 15.

15        The Register

15.1 A Register of Holders shall be kept in Bermuda (or at such place out of Bermuda as the Trustee may approve, provided that the Register may at no time be kept in Hong Kong) by the Trustee or by any other person (approved by the Trustee and the Manager) on behalf of the Trustee in a form and manner determined by the Trustee and so that in the case of the Register being so kept by any such other person the provisions set out in herein shall be observed and there shall be entered in the Register:-

15.1.1 the names and addresses of the Holders (but so that for any second or subsequent forename an initial shall suffice) PROVIDED THAT the Trustee shall not be bound to register more than four persons as the joint Holders of;

15.1.2    the number and class of Units held by every such Holder;

15.1.3 the date on which the name of every such person was entered in respect of the Units standing in his name and where he became the Holder by virtue of an instrument of transfer a sufficient reference to enable the name and address of the transferor to be identified; and

15.1.4 the date on which every such person ceased to be a Holder of any Units and where he ceased to be such a Holder by virtue of an instrument of transfer a sufficient reference to enable the name and address of the transferee to be identified.

15.2 Any change of name or address on the part of any Holder shall forthwith be notified to the Trustee who on being satisfied thereof and on compliance with such formalities as it may require shall alter the Register or cause it to be altered accordingly.

15.3 Except when the Register is closed in accordance with the provisions of this Clause, the Register shall during business hours (subject to such reasonable restrictions as the Trustee may impose but so that not less than two hours in each business day shall be allowed for inspection) be open to the inspection of any Holder without charge PROVIDED THAT if the Register is kept in a computer form or in accordance with some other system whereunder it is not capable of being read in the normal manner the provisions of this Clause may be satisfied by the production of legible evidence of the contents of the Register.

15.4 The Register may be closed at such times and for such periods as the Trustee may from time to time determine PROVIDED THAT it shall not be closed for more than thirty business days in any one year.

16.1 The Register shall be conclusive evidence as to the persons respectively entitled to the Units entered therein and save as herein provided no notice of any trust, express, implied or constructive shall be entered on the Register.

16.2 A body corporate or partnership may be registered as Holder or as one of joint Holders.

17        Receipt for Money Received

          The receipt of the Holder for any moneys payable or distributable in respect of the Units shall be a good discharge to the Trustee and if several persons are registered as joint Holders or in consequence of the death bankruptcy or incapacity of a Holder are entitled so to be registered any one of them may give effectual receipts for any such moneys.

18        Joint Holders

          In the case of the death or bankruptcy of any one of joint Holders of Units the other Holder or Holders shall be the only person or persons recognised by the Trustee and the Manager as having any title to or interest in the Units and upon producing such evidence of the death or bankruptcy (as the case may be) as the Trustee may require.

19        Transfer of Units

19.1 Every Holder shall be entitled to transfer the Units or any of the Units held by him by an instrument in writing in any usual or common form (or in such form as the Trustee may from time to time approve) only upon the prior consent of the Trustee which may be granted or withheld in the Trustee's sole discretion PROVIDED THAT

19.1.1 no transfer shall be registered unless the transferee is a Qualified Person; and

19.1.2 the Trustee may require the transferee to provide the same information to the satisfaction of the Trustee which would be required in connection with a direct subscription.

19.2 Every instrument of transfer must be signed by the transferor and transferee and the transferor shall be deemed to remain the Holder of the Units transferred until the name of the transferee is entered in the Register in respect thereof. The instrument of transfer need not be a deed.

19.3 Every instrument of transfer must be duly stamped in accordance with the laws for the time being in force in Bermuda (if stamping is required thereby), but the Trustee shall not be concerned to see that it is duly stamped in accordance with the laws of any other country or state, and must be left with the Trustee for registration accompanied by any necessary undertaking or other documents that may be required in consequence of legislation for the time being in force and such other evidence as the Trustee may require to prove the title of the transferor or his right to transfer the Units.

19.4 All instruments of transfer which shall be registered may be retained by the Trustee.

19.5 The Trustee shall be entitled to treat an instrument of transfer as a special request for repurchase by the Unitholder together with a request for the issue of the new Units by the person who would otherwise be the transferee (the "New Unitholder") and, accordingly, the Trustee shall redeem the Units in question and reissue a like number of Units of the same type to the New Unitholder. If the Trustee so elects, the Redemption Price and the issue price shall be deemed to be the amount which the New Unitholder has agreed to pay to the Unitholder and the payment by the New Unitholder to the Unitholder of that amount shall be deemed to satisfy the obligations of the New Unitholder to pay the subscription price to the Trust and shall be deemed satisfaction of the obligation of the Trust to pay the Redemption Price to the Unitholder.

20        Transmission of Units

20.1 The personal representatives or successors in title of a deceased or bankrupt Holder or one who is incapacitated (not being one of several joint Holders) shall be the only persons recognised by the Trustee as having title to the Units.

20.2 Any person becoming entitled to Units in consequence of the death bankruptcy or incapacity of any sole Holder or of the survivor of joint Holders may subject as hereinafter provided upon producing such evidence as to his title as the Trustee shall think sufficient either be registered himself as Holder of such Units or upon giving to the Trustee notice in writing of his desire to do so transfer such Units to some other person. All the limitations restrictions and provisions of this Deed relating to any such notice or transfer shall have effect as if the death bankruptcy or incapacity had not occurred and such notice or transfer were a transfer executed by the Holder.

20.3 A person becoming entitled to Units in consequence of death bankruptcy or incapacity as aforesaid may give a discharge for all moneys payable or distributable in respect of the Units and (subject to the provisions of Clause 20.4 below and to his supplying to the Trustee such evidence as he may reasonably require to show his title to the Units) shall be entitled to receive the same but he shall not be entitled in respect thereof to receive notice of or to attend or to vote at any meetings of Holders until he shall have been registered as the Holder of such Units.

20.4 The Trustee may retain any moneys payable or distributable in respect of any Units of which any person is under the provisions as to the transmission of Units hereinbefore contained entitled to be registered as the Holder or which any person under those provisions is entitled to transfer until such person shall be registered as the Holder of such Units or shall duly transfer the same.

21        Binding Effect of Deed

21.1 The terms and conditions of this Deed shall be binding on each Holder and all persons claiming through or under him as if he had been a party to and had executed this Deed and had hereby and thereby covenanted for himself and for all such persons to observe and be bound by all the provisions hereof.

21.2 A copy of this Deed and of any deed supplemental hereto for the time being in force shall be made available for inspection at the principal office of the Trustee in Bermuda at all times during usual business hours.

22        Holder's Interest in Units

          The Holder shall be the only person to be recognised by the Trustee or by the Manager as having any right title or interest in or to the Units registered in his name and the Trustee or Manager may recognise such Holder as the absolute owner thereof and shall not be bound by any notice to the contrary and shall not be bound to take notice of or to see to the execution of any trust or save as herein expressly provided or as by some court of competent jurisdiction ordered to recognise any trust or equity or other interest affecting the title to the Units.

23 Nothing herein contained shall prevent the Manager being a Qualified Person from becoming a Holder.

24        Accounts and Periodic Statements

24.1 The Manager shall as soon as practicable after each Accounting Date cause to be made up and audited by the Auditors accounts of the income and expenditure of the Trust in respect of the preceding Accounting Period and of the assets and liabilities of the Trust as at the Accounting Date in accordance with generally accepted accounting principles which accounts shall, without prejudice to the generality of the foregoing, show the following information or such other information as the Trustee after consultation with the Auditors considers necessary or desirable:-

24.1.1    the Income for the Accounting Period to which the statement relates;

24.1.2    the amount charged in respect of:

          24.1.2.1 the Trustee's Fees and the Management Fees for the Accounting Period in question stating what part (if any) has been taken out of capital;

          24.1.2.2 other fees and expenses paid out of the Deposited Property and charged against Income;

24.1.3 the amount distributed by way of interim distributions during the Accounting Period and the amount to be distributed by way of final distribution;

24.1.4 the percentage of the total value of the Deposited Property on the Accounting Date in question represented by each of the following:

          24.1.4.1  cash;

          24.1.4.2  outstanding borrowings effected by the Trust;

          24.1.4.3 any other liabilities with an indication, if the Manager thinks necessary, of the nature thereof;

24.1.5 particulars of any repurchases of Units effected in that Accounting Period and short particulars of the assets distributed;

24.1.6    particulars of the following:

          24.1.6.1  the Investments comprised within the Deposited Property;

          24.1.6.2  all Investments acquired during the Accounting Period;

          24.1.6.3  all Investments disposed of during the Accounting Period;

          24.1.6.4 the value of each of the Investments comprised in the Deposited Property as at the Accounting Date;

24.1.7 a statement of the value of the proportion of the Deposited Property represented by one Unit as at the Accounting Date;

24.1.8    particulars of the number of Units in issue.

24.2 A copy of the accounts with the statement made up and audited as aforesaid shall be forwarded to every Holder as soon as practicable after the end of the relevant Accounting Period.

24.3 The Manager shall be entitled at any time to alter the Accounting Date PROVIDED THAT the Manager shall give to the Holders notice in writing of the changes effected.

25        Method of Payment

25.1 Any moneys payable by the Trustee to any Holder under the provisions of this Deed may be paid by cheque or warrant sent through the post to the registered address of such Holder, or in the case of joint Holders to the registered address of that one of the joint Holders who is first named on the Register or to the registered address of such other of the joint Holders as may be authorised in writing by all of them. Every such cheque or warrant shall be sent at the risk of the person entitled to the same and shall be made payable to the order of the person to whom it is delivered or sent and payment of the cheque or warrant shall be a satisfaction of the moneys payable. Where an authority in that behalf shall have been received by the Trustee in such form as the Trustee shall consider sufficient the Trustee may pay the amount payable to any Holder to his banker or other agent and the payment to such banker or other agent shall be a good discharge therefor. Before making any distribution or other payment in respect of any Unit the Trustee may make such deductions as by the law of Bermuda the Trustee is required to make in respect of any fiscal charges payable by it or for which it might be liable in respect of such distribution or any documents signed by it in connection therewith.

25.2 If any cheque or warrant as is mentioned in this Clause shall not be presented within six years of its date of issue the moneys represented thereby shall henceforth form part of the Deposited Property.

26        Tax Certificates

          The Trustee may when so requested issue to any Holder on each occasion that a distribution is made a tax certificate to be prepared by the Trustee in such form as the Trustee shall determine together with such other information as may be requested by a Holder for tax purposes and the provision of which the Trustee considers reasonable in the circumstances.

27        Voting Rights on Deposited Property

          Except as otherwise expressly provided, all rights of voting conferred by any of the Deposited Property shall be exercised in such manner as the Trustee may in writing direct and the Trustee may refrain at its own discretion from the exercise of any voting rights and no Holder shall have any right to interfere or complain. The Trustee, prior to exercising such right, may, but shall not be required to, consult the Manager as to the way in which the vote should be exercised. Notwithstanding this, the Trustee shall have complete discretion as to how to exercise the voting right, and a failure to consult the Manager shall in no way affect the validity of the exercise of that discretion. The Trustee shall without delay forward to the Manager copies of all notices of meetings, reports and circulars received by it or its nominees as holder of any Investment. The Trustee shall exercise the said rights in what it considers to be the best interests of the Holders, but neither the Trustee nor the Manager shall be under any liability or responsibility in respect of the management of the Investment in question nor in respect of any vote action or consent given or taken or not given or taken by the Trustee whether in person or by its duly authorised representatives or attorneys or by proxy, and neither the Trustee nor the Manager nor any such representative nor the holder of any such proxy or power of attorney shall incur any liability or responsibility by reason of any error of law or mistake of fact or any matter or thing done or omitted or approval voted or given or withheld by the Trustee or the Manager or by any such representative or by the holder of such proxy or power of attorney; and the Trustee shall be under no obligation to anyone with respect to any action taken or caused to be taken or omitted by any such representative proxy or attorney. The phrase "rights of voting" or the word "vote" used in this Clause shall be deemed to include not only a vote at a meeting but any consent to or approval of any arrangement, scheme or resolution or any alteration in or abandonment of any rights attaching to any part of the Deposited Property and the right to requisition or join in a requisition to convene any meeting or to give notice of any resolution or to circulate any statement.

28        Banking

28.1 Where any cash forming any part of the Deposited Property is transferred to a deposit account with the Trustee or any Associate of the Trustee or Manager (being bankers) the deposit shall be on terms that such person shall allow or procure to be allowed interest thereon in accordance with normal banking practice. Subject thereto neither the Trustee nor such person shall be required to pay or allow interest on or account for any benefit derived from any cash for the time being in its hands under the provisions of this Deed.

28.2 The Trustee may in its absolute discretion utilise the services of any person (including the Manager or the Trustee, if bankers) as bankers to the Trust on no less favourable terms to the Trust than would be applicable to any customer without there being any liability to account.

29        Remuneration of Trustee and Manager

29.1 The Manager shall be entitled to receive for their own account out of the Deposited Property (until in the case of the termination of the Trust the moneys required for the final distribution shall have been transferred to a distribution account) the amount of Management Fees, if any, accrued to them and remaining unpaid. The Management Fees, if any, shall accrue weekly (or part thereof) and be payable quarterly in arrears as soon as practicable after the end of each quarter.

29.2 The Trustee shall be entitled to receive for its own account out of the Deposited Property the amount of the Trustee's Fees. The Trustee's Fees shall be equal to US$17,060 per annum payable annually in advance. Any amendment to the Trustee's Fees shall be effected in accordance with Clause 40 which shall be applied mutatis mutandis or paragraph 2 of Schedule 1. The Trustee's Fees shall be paid out of the Income or out of the capital of the Deposited Property or partly out of Income and partly out of capital as the Trustee shall in its absolute discretion determine. The Trustee shall in addition to the Trustee's Fees be entitled to be paid on demand out of the Deposited Property the amount of all its disbursements wholly and exclusively incurred in the performance of its duties under this Deed.

29.3 In consideration of the foregoing and save as aforesaid, neither the Trustee nor the Manager shall make any charge against the Holders or against the Deposited Property or against any distributions for their services or for their normal expenses hereunder with the exception of the charges or fees expressly authorised by any provision of this Deed.

29.4 Where any fees of the Manager or the Trustee are expressed as an amount or a percentage of the value of the Deposited Property per quarter or other period of time and the period in respect of which such fees shall accrue shall be more or less than that period (including without prejudice to the generality of the foregoing in the case of the first and last periods in which such fees accrue) then the amount or percentage in respect of the period in which such fees accrue shall be adjusted pro rata.

30        General Provisions as to Trustee and the Manager

30.1 The Trustee nor the Manager nor any Associate of either of them nor any person firm or corporation (hereinafter referred to as a "delegate") entitled to exercise any powers or discretions pursuant to a delegation or appointment by it shall) as principal sell Investments to the Trustee for account of the Trust or as principal purchase Investments from the Trustee and each shall (without incurring any liability for failure so to do) use its best endeavours to procure that no such sale or purchase shall be made by any person, firm or corporation holding or beneficially entitled to 10 per cent or more of the issued share capital of the Trustee or the Manager or any delegate (being a corporation) or by any corporation controlled by any such person firm or corporation or by any director of the Trustee or the Manager or any delegate or of any such firm (each of which persons or bodies other than the Trustee is hereinafter referred to as a "connected person") PROVIDED THAT nothing herein contained shall prevent any sale for account of the Trust of any Investment to or any purchase for account of the Trust of any Investment from the trustee of any other unit trust scheme or mutual fund company or investment company for account of such scheme or company notwithstanding that the Trustee and/or the Manager and/or any connected person may be or be interested in the trustee of or any person firm or corporation to whom any investment powers or discretions may have been delegated under or by such scheme or company provided that:-

30.1.1 the value of the Investment in question is certified in writing for the purpose of the transaction by a member of or other person accustomed to deal on a Recognised Stock Exchange or other professional person selected or approved by the Trustee; and

30.1.2 The Trustee shall be of the opinion that the terms of such transaction shall not be such as are likely to result in any prejudice to Holders generally.

          For the purpose of this paragraph the expressions "mutual fund company" and "investment company" shall mean and include any company carrying on the business of holding and managing investments.

30.2 Nothing in this Deed contained shall prevent (subject only to any requisite exchange control or similar consents from the competent authorities) the Trustee or the Manager or any person connected with either of them from becoming the owner of Units and holding, disposing or otherwise dealing therewith with the same rights which they would have had if neither the Trustee or the Manager nor any connected person were a party to or a connected person for purposes of this Deed and the Trustee or the Manager and any such connected person may buy hold and deal in any Investments upon their respective individual account notwithstanding that similar Investments may be held under this Deed as part of the Deposited Property.

30.3 Neither the Trustee nor the Manager nor any connected person shall be liable to account either to any other or others of them or to the Holders or any of them for any profits or benefits made or derived by or in connection with any such transaction permitted as aforesaid.

30.4 Subject as provided herein, no Units shall at any time be quoted or sold by or for account of the Manager at a price higher than the Subscription Price. No Units shall at any time be quoted or purchased by or for account of the Manger at a price lower than the Redemption Price. The Manager shall not be responsible for verifying the price of any such quotation or dealing unless on any occasion specifically requested by any Holder or a former Holder of the Units concerned to do so not later than one month after the date of such quotation or dealing but the Manager shall justify such quotation or dealing if so requested by the Trustee at any time.

31.1      The Trustee and Manager respectively:

31.1.1 shall incur no liability in respect of any action taken or thing suffered by them in reliance upon any notice resolution direction consent certificate affidavit statement certificate of stock plan of reorganisation or other paper or document believed to be genuine and to have been passed sealed or signed by the proper parties;

31.1.2 shall not be responsible for the authenticity of any signature on or any seal affixed to any endorsement on any certificate or to any transfer or form of application endorsement or other document affecting the title to or transmission of Units or be in any way liable for any forged or unauthorised signature on or a seal affixed to such endorsement transfer or other document or for acting on or giving effect to any such forged or unauthorised signature or seal. The Trustee and the Manager shall nevertheless be entitled but not bound to require that the signature of any Holder or joint Holder to any document required to be signed by him under or in connection with this Deed shall be verified by a banker or broker or other responsible person or otherwise authenticated to its or their reasonable satisfaction;

31.1.3 shall incur no liability to the Holders for doing or (as the case may be) failing to do any act or thing which by reason of any provision of any present or future law or regulation made pursuant thereto, or of any decree, order or judgment of any court, or by reason of any request announcement or similar action (whether of binding legal effect or not) which may be taken or made by any person or body acting with or purporting to exercise the authority of any government (whether legally or otherwise) either they or any of them shall be directed or requested to do or perform or to forbear from doing or performing. If for any reason it becomes impossible or impracticable to carry out any of the provisions of this Deed the Trustee shall not be under any liability therefor or thereby;

31.1.4 may accept as sufficient evidence of the value of any Investment or the price or prices thereof or of any rate of exchange a certificate of a stockbroker, banker or other person considered by them to be competent to supply the same;

31.1.5 at all times and for all purposes of this Deed may rely upon the established practice and rulings of any Principal Securities Market and any committees and officials thereof on which any dealing in any Investment is from time to time effected in determining what shall constitute a good delivery and in similar matters and such practice and rulings shall be conclusive and binding upon all persons under this Deed; and

31.1.6 shall at all times and for all purposes of this Deed be entitled to rely upon any certificate of the Auditors.

31.2 Any indemnity expressly given to the Trustee or the Manager in this Deed is in addition to and without prejudice to any indemnity allowed by law PROVIDED NEVERTHELESS THAT nothing in any of the provisions of this Deed shall in any case in which the Trustee or the Manager have failed to show the degree of diligence and care required by them by the provisions of this Deed exempt them from or indemnify them against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to them in respect of any breach of duty or trust of which they may be guilty in relation to their duties.

31.3 Any Holder who in connection with any transfer of Units or application for the issue of Units makes any statement to the Manager or the Trustee which is false or misleading in any material particular shall indemnify the then Manager and Trustee (for its own account and for account of the Holders) and any persons acting on their behalf against any costs, charges or expenses (including taxation or additional taxation) which may fall upon them in consequence thereof.

32        Concerning the Trustee

32.1.1 The Trustee may delegate any of the Trustee's powers, duties and discretions under this Deed to any person subject to the prior consent of the Manager. The provisions of this Deed which relieve the Trustee from liability, or limit the liability of the Trustee, whether for doing or not doing some act or thing or for the acts or omissions of some other person or in respect of any other matter or thing shall apply equally to and for the benefit of any person to whom any delegation or sub-delegation has been made. Subject thereto, where there has been a delegation or sub-delegation the delegate or sub-delegate shall have the same responsibilities in relation to the matter which has been delegated to it as the Trustee would have had the powers of delegation and sub-delegation not been exercised.

32.1.2 The Trustee, its directors, officers, servants, agents or any person to whom delegation has been made by the Trustee in terms of Clause
          32.1.1 shall be indemnified out of and have recourse to the Deposited Property in respect of any actions, costs, claims, damages, expenses, demands or other liability incurred by them in connection with the exercise or performance of their powers and duties under this Deed.

32.1.3 The Trustee shall be under no obligation to supervise any person to whom it has delegated any of its powers, duties and discretions or their delegates or investigate the capacity of such entities to meet any investment objective of the

          Fund and the Trustee does not represent or warrant the appropriateness, suitability or otherwise of the investments and accepts no responsibility therefor.

32.1.4 The Trustee shall have the power to enter into agreements on behalf of the Trust with other service providers to the Trust which contains such indemnity provisions as the Trustee in its absolute discretion may deem appropriate.

32.2 The Trustee shall, subject as hereinafter in this Clause appears, be and act as custodian of the assets comprised in the Deposited Property. The Trustee shall procure the retention to its order of the documents of title to all Investments held upon the trusts of this Deed in safe custody PROVIDED THAT the Trustee may for the purpose of securing any borrowings made pursuant to the provisions of this Deed cause any Investment forming part of the Deposited Property to be deposited with or registered in the name of any banker or other person.

32.3 The Trustee shall not be under any liability on account of anything done or suffered by the Trustee in good faith in accordance with or in pursuance of any request or advice of the Manager. Whenever pursuant to any provision of this Deed any certificate, notice, instruction or other communication is to be given by the Manager to the Trustee, the Trustee may accept as sufficient evidence thereof a document signed or purporting to be signed on behalf of the Manager by any one person whose signature the Trustee is for the time being authorised in writing by the Manager to accept.

32.4 Wheresoever any provision of this Deed provides for any act or matter to be done by the Trustee such act or matter may be performed on behalf of the Trustee by any officer or responsible official of the Trustee and any act or matter so performed shall be deemed for all the purposes of this Deed to be the act of the Trustee.

32.5 The Trustee may use the services of or act upon any advice of or information obtained from any agents bankers accountants brokers lawyers or other persons acting as nominees, custodians, sub-custodians agents or advisers either of the Trustee or of the Manager and the Trustee shall not be liable for anything done or omitted or suffered in good faith in reliance thereon or in consequence thereof. The Trustee shall not be responsible for any misconduct mistake oversight error of judgment forgetfulness or want of prudence on the part of any such agent banker accountant broker lawyer or other person as aforesaid or of the Manager except in regard to any matter in which the Manager or any such other person is acting on behalf of the Trustee. Any such advice or information may be obtained or sent by letter, facsimile message or electronic mail and the Trustee shall not be liable for acting on any advice or information purporting to be conveyed by any such letter, facsimile message or electronic mail although the same contain some error or shall not be authentic.

32.6 Except if and so far as herein otherwise expressly provided the Trustee shall as regards all the trusts powers authorities and discretions vested in it have absolute and uncontrolled discretion as to the exercise thereof whether in relation to the matter or as to the mode of and time for the exercise thereof the Trustee shall not be in any way responsible for any loss costs damages or inconvenience that may result from the exercise or non-exercise thereof.

32.7 Nothing herein shall prevent the Trustee or any Associate of the Trustee from contracting or entering into any financial banking or other transaction with the Manager or the Trust or any Holder or any company or body any of whose shares or securities or any interest therein form part of the Deposited Property or from being interested in any such contract or transaction and the Trustee shall not be liable to account either to the Trust or to the Manager or to the Holders or any of them for any profit or benefit made or derived by the Trustee thereby or in connection therewith.

32.8 In no event shall the Trustee be bound to make any payment to the Manager or any Holder except out of funds held by it for that purpose under the provisions of this Deed nor shall the Trustee be liable to any person except to the extent of the Deposited Property.

32.9 The Trustee shall not be under any obligation to appear in, prosecute or defend any action or suit in respect of the provisions of this Deed or in respect of the Deposited Property or any part thereof or any partnership, corporate or shareholders' actions which in its opinion would or might involve it in expense or liability.

32.10 Subject as herein provided the Trustee shall be entitled in respect of its fees and disbursements and for the purposes of indemnity against any actions costs claims damages expenses or demands to which it may be put as Trustee (other than arising from its own fraud or dishonesty) to have recourse to the Deposited Property or any part thereof.

32.11 Before making any distribution or other payment in respect of any Unit or in respect of any fees payable under this Deed the Trustee may make such deductions as by the law of Bermuda or by the laws of any other country in which such payment or distribution is made the Trustee is required to make in respect of any income or other taxes, charges or assessments whatsoever and the Trustee may also deduct the amount of any stamp duties or other governmental taxes or charges payable by it for which it might be made liable in respect of such distribution or payment or any documents signed by it in connection therewith and any amounts appearing to the Trustee to be due by the Holder to the persons specified therein.

32.12 The Trustee shall not be liable to account to any Holder or otherwise for any payment made or suffered by the Trustee in good faith to any duly empowered authority of Bermuda or elsewhere for taxes or other charges in any way arising out of or relating to any transaction of whatsoever nature under this Deed notwithstanding that any such payments ought not to be or need not have been made or suffered.

32.13 The Trustee shall not be responsible for verifying or checking any valuation of the Deposited Property or any calculation of the prices at which Units are to be issued or repurchased or calculation of any amounts to be paid or distributed to Holders or the Manager hereunder, except as herein expressly provided.

32.14 The Trustee shall not be responsible for acting upon any resolution purported to have been passed at any meeting of the Holders in respect whereof minutes shall have been made and signed even though it may be subsequently found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not binding upon all the Holders.

32.15 Without prejudice to Clause 32.16 the Trustee shall (subject as hereinafter provided) be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of ten years from the date of registration thereof and all distribution mandates which have been cancelled at any time after the expiration of three years from the date of cancellation thereof and all notifications of change of address after the expiration of three years from the date of the recording thereof and all forms of proxy in respect of any meeting of Holders three years from the date of the meeting at which the same are used and all registers, statements and other records and documents relating to the Trust at any time after the expiration of ten years from the termination of the Trust. The Trustee shall not be under any liability whatsoever in consequence thereof and unless the contrary be proved every instrument of transfer so destroyed shall be deemed to be a valid and effective instrument duly and properly registered and every other document hereinbefore mentioned so destroyed shall be deemed to have been a valid and effective document in accordance with the recorded particulars thereof PROVIDED ALWAYS THAT:-

32.15.1 the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

32.15.2 nothing in this Clause shall be construed as imposing upon the Trustee any liability in respect of the destruction of any document earlier than as aforesaid or in any case where the conditions of Clause 31.15.1 are not fulfilled;

32.15.3 references herein to the destruction of any document include references to the disposal thereof in any manner; and

32.15.4 the Trustee shall be entitled to make and retain microfilm records of instruments of transfer which have been registered.

          At any time on and after the expiration of three years from the date of registration or cancellation (as the case may be) of the Units to which any document falling within any of the foregoing classes of documents is related the Trustee shall be at liberty to destroy any such document of which it shall have retained a microfilm record.

32.16 The Trustee shall be entitled to rely absolutely on any declaration received from a Holder or prospective Holder or applicant for Units as to whether the person concerned is a Qualified Person.

32.17 The Trustee may in relation to the acquisition holding or disposal of any Investment or the provision of any banking, investment dealing, currency dealing or other services with the concurrence of the Manager utilise its own services or the services of any Associate of the Trustee (if any Associate is a banker) without there being any liability to account therefor and any charges or expenses incurred shall be payable out of the Deposited Property.

32.18 Without prejudice to any right of indemnity by law given to trustees, the Trustee and every officer, director, employee, agent or servant or other person appointed by the Trustee (each an "Indemnified Person") shall be entitled to be indemnified and kept indemnified out of the Deposited Property in respect of all liabilities and expenses (including the expense of taking out indemnity insurance in respect of any such person) properly incurred in the execution or purported execution of the trusts hereof or of any rights, powers, authorities or discretions vested in them or any of them pursuant to this Deed and against all actions proceedings costs claims and demands in respect of any matter or thing done or omitted in any way relating to the provisions of this Deed (other than those resulting from fraud or dishonesty on the part of an Indemnified Person); and the Trustee may retain and pay out of any moneys in its hands arising from the trusts hereof all sums necessary to effect such indemnity.

32.19 The Trustee shall not be responsible for the loss or damage to any documents or machinery or other property of the Trust or for any failure to fulfill its duties hereunder if such loss, damage or failure shall be caused by or directly or indirectly due to war, enemy action, the act of government or other competent authority or of any investment exchange or dealing house, riots, civil disturbance, rebellion, storm, tempest, accident, fire, strike, lock-out, explosion, or the breakdown, failure, loss or malfunction of utilities, transportation, computer (hardware or software) or communications services or other cause (whether similar or not) or any occurrence or event beyond the control of Trustee.

33        Concerning the Manager

33.1 The Manager shall not incur any liability by reason of any error of law or any matter or thing done or suffered or omitted to be done by it in good faith hereunder and shall not (save as herein otherwise provided) be liable for any act or omission of the Trustee.

33.2 The Manager shall keep or cause to be kept at their office proper books of account and records in which shall be entered all transactions effected by the Manager for account of the Trust and shall permit the Trustee from time to time on demand to examine and take copies of or extracts from any such books.

33.3 Nothing shall prevent the Manager or any Associate of the Manager or any of their respective officers or employees from contracting or entering into any management financial banking consultancy or other similar transaction with the Trustee (when acting other than in its capacity as Trustee of the Trust) or any Holder or any partnership company or body any interests in or whose shares or securities form part of the Deposited Property or from being interested in any such contract or transaction or from being a partner, officer or employee of such partnership company or body and neither the Manager nor any such Associate or any such officer or employee shall be in anywise liable to account either to the Trust or the Trustee or to the Holders or any of them for any profit or benefit made or derived by the Manager or any such Associate or any such officer or employee thereby or in connection therewith.

33.4 The Manager shall not incur any liability to the Trustee or the Holders or any of them in consequence of any valuation of any Investments made by them in good faith under any of the provisions of this Deed.

34        Delegation by Manager

          The Manager, provided that the tax status of the Trust shall not thereby be prejudiced, shall be entitled (i) to delegate its functions, powers, discretions, privileges and duties hereunder or any of them to any person firm or corporation approved in writing by the Trustee and any such delegation may be on such terms and conditions as the Manager think fit (including the power to sub-delegate) and/or (ii) to appoint one or more advisors to assist it in relation to the selection of Investments for the Trust or the valuation thereof PROVIDED ALWAYS THAT the Manager shall remain liable hereunder for any act or omission of any such person firm or corporation as if such act or omission was their own.

35        Retirement and Replacement of Trustee

35.1 The Trustee shall not be entitled to retire voluntarily except upon the appointment of a new Trustee. In the event of the Trustee desiring to retire the Manager shall be entitled to appoint a new Trustee by writing under the common seal of the Manager, provided that the appointment of the new Trustee has been approved by an Extraordinary Resolution of Holders. Any new Trustee so appointed shall be a corporation the effective control over the affairs of which is exercised independently of the Manager.

35.2 The Trustee may be removed at any time after the date hereof by the passing of an Extraordinary Resolution of Holders, provided that such Extraordinary Resolution shall also provide for the appointment by the Manager of a new Trustee, with any new Trustee so appointed to be a corporation the effective control over the affairs of which is exercised independently of the Manager.

36        Removal and Retirement of Manager

36.1      The Manager may be removed by the Trustee:-

36.1.1 If the Manager has become insolvent, goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation) or become bankrupt or commit any other act or omission indicative of insolvency; or

36.1.2 Upon 30 days' prior notice by the Trustee to the Manager following the passing of an Extraordinary Resolution of Holders approving the removal of the Manager.

36.2 In any of the cases aforesaid the Manager shall upon notice by the Trustee as aforesaid ipso facto cease to be the Manager and the Trustee shall appoint some other corporation (such appointment to have been approved by the passing of an Extraordinary Resolution of Holders) by entering into such agreement or instrument as the Trustee may be advised to be necessary or desirable to be entered into by such corporation in order to secure the due performance of their duties as Manager.

36.3 The Manager shall have power to retire in favour of some other corporation approved by the Trustee upon and subject to such corporation entering into such agreement or agreements instrument or instruments as are mentioned in Clause 36.2. Upon such agreement or instrument being entered into and upon payment to the Trustee of all sums due by the retiring Manager to the Trustee under this Deed at the date thereof the retiring Manager shall be absolved and released from all further obligations thereunder but without prejudice to the rights of the Trustee or of any Holder former Holder or other person in respect of any act or omission prior to such retirement.

37        Termination of the Trust

37.1 Unless previously terminated under the provisions of this Clause the Trust shall terminate on the last Valuation Day prior to the date which is 100 (one hundred) years from the date of this Deed.

          The Trust may be terminated by the Trustee by notice in writing as hereinafter provided if it becomes illegal in Bermuda or in any relevant part of the world to continue the Trust or if in the opinion of the Trustee it becomes impracticable or inadvisable to continue the Trust:

          The decision of the Trustee shall be final and binding upon all the parties concerned but the Trustee shall be under no liability on account of any failure to terminate the Trust pursuant to this Clause or otherwise.

37.2 The Trustee in terminating the Trust shall give notice thereof to the Holders in the manner herein provided and by such notice fix the date at which such termination is to take effect which date shall not be less than three (3) months after the service of such notice, save in cases where the termination must be effected earlier due to the illegality of the Trust.

37.3 The Trust may at any time after the date hereof be terminated by Extraordinary Resolution of Holders. Such termination shall take effect from the date on which the said Resolution is passed or such later date (if any) as the said Resolution may provide.

38 Upon the Trust being terminated the powers of the Manager shall (except to the extent the Trustee otherwise determines) cease and the Trustee shall proceed as follows:-

38.1 The Trustee shall realise all Investments then remaining in its hands as part of the Deposited Property and repay all borrowings (including interest and expenses thereon) effected pursuant to the provisions of this Deed and then outstanding and such realisation and repayment shall be carried out and completed in such manner and within such period after the termination of the Trust as the Trustee thinks advisable.

38.2 The Trustee shall from time to time and at such time or times as it shall deem convenient and in its absolute discretion distribute to the Holders in proportion to their respective interests in the Deposited Property all net cash proceeds derived from realisation of the Deposited Property and any other cash forming part thereof PROVIDED THAT the trustee shall not be bound (except in the case of the final such distribution) to distribute any of the moneys for the time being in its hands the amount of which is insufficient to pay in respect of each undivided share in the Deposited Property and PROVIDED ALSO THAT the Trustee shall be entitled to retain out of any moneys in its hands as part of the Deposited Property full provision for all costs charges liabilities expenses claims and demands incurred made or apprehended by the Trustee in connection with the trusts of this Deed or arising out of the termination of the Trust and out of the moneys so retained to be indemnified and saved harmless against any such costs charges expenses liabilities claims and demands. If the Trustee requires, every such distribution shall be made to a Holder only upon delivery to the Trustee of such form of request for payment and receipt (if any) as the Trustee shall in its absolute discretion require.

38.3 Any net cash proceeds derived from the realisation of the Deposited Property or other cash made available for distribution pursuant to Clause 38.2 but not claimed by the Holder entitled thereto within twelve months of being so made available may be paid by the Trustee into Court (subject to the right of the Trustee to deduct therefrom any expenses it may incur in complying with this provision).

39        Notices

39.1 Any notice or document required to be served upon or sent to a Holder shall be deemed to have been duly given or served if sent by surface mail in the case of Holders with addresses in the same country as the country of posting and by airmail in any other case to or left at his address as appearing in the Register. Any notice or document so required to be sent shall in the case of joint Holders be so deemed if so sent or left at the said address of the Holder first named in the Register. Any notice or document so served by post shall be deemed to have been served on the date five (5) days after the date on which the same was posted, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing such notice or document was properly addressed, stamped and posted.

39.2 Any notice or document sent by post to or left at the registered address of a Holder in pursuance of this Deed shall notwithstanding that such Holder be then dead or bankrupt and whether or not the Trustee have notice of his death or bankruptcy be deemed a sufficient service on all persons interested (whether jointly with or as claiming through or under him) in the Units concerned.

39.3 All documents sent by post to any Holder or his agent shall be sent at the risk of the person entitled thereto.

40        Modification of Trust Deed

40.1 The Trustee and the Manager shall be entitled by deed supplemental hereto from time to time to modify alter or add to the provisions of this Deed in such manner and to such extent as they may consider expedient or desirable for any purpose PROVIDED THAT no such modification, alteration or addition shall be made without the sanction of an Extraordinary Resolution of a meeting of Holders duly convened and held in accordance with the provisions contained in
          Schedule 1 hereto. No such approval is required of any modification, alteration or addition (i) in respect of which the Trustee has certified in writing that in its opinion such modification alteration or addition does not materially prejudice the interests of the Holders and does not operate to release the Trustee or the Manager from any responsibility to the Holders and such modification alteration or addition does not impose upon any Holder any obligation to make any further payments in respect of his Units or to accept any liability in respect thereof; (ii) to change the name of the Trust;
          (iii) to remove from this Deed obsolete provisions or (iv) to replace the Trustee when that person has been removed or wishes to retire or has retired; or (v) to correct a manifest error. For the purposes of this Clause, it is hereby expressly declared that any modification alteration or addition for the purposes of increasing the number of Units in issue or to be issued and/or adding additional classes of Units provided that any such modification alteration or addition shall not result in the creation of Units ranking in priority to existing Units shall be deemed not to be materially prejudicial to the interests of existing Holders.

40.2 All costs and expenses incurred by the Trustee or the Manager in connection with any such supplemental deed (including expenses incurred in the holding of a meeting of Holders where necessary) shall be charged against the Deposited Property.

41        Provision of Information

          The Trustee shall if called upon to do so by any competent department of the government or administration of Bermuda (and whether required by law or not so to do) provide such department with such facilities as it may reasonably require to inspect the Register and such information regarding the Investments and Income of the Trust and the provisions of this Deed and any deed supplemental hereto as may be requested. The Trustee shall not incur any liability to the Holders or any of them as a result of or in connection with the provision of any such information.

42        Meetings of Holders

          The provisions set out in Schedule 1 hereto shall have effect as if the same were included herein.

43        Proper Law

          This Deed shall in all respects be governed by and construed in accordance with the laws of Bermuda and the parties to this Deed and the Holders accordingly agree to submit to the exclusive jurisdiction of the courts of Bermuda.

44        Counterparts

          This Deed may be executed in any number of counterparts. Each counterpart shall be an original but all the counterparts taken together shall constitute one instrument.



In Witness Whereof this Deed has been entered into the day and year first above written.

THE COMMON SEAL of                  )
OCEAN STAR INVESTMENT               )
MANAGEMENT LIMITED                  )
was hereunto affixed                )
in the presence of:                 )


                    Director


                    Secretary/Director

THE COMMON SEAL of                  )
OCEAN STAR MANAGEMENT LIMITED       )
was hereunto affixed                )
in the presence of:                 )


                    Director


                    Secretary/Director

                                   SCHEDULE 1


1         Meetings of Holders

1.1 The Trustee or the Manager may (and the Manager shall at the request in writing of Holders registered as holding not less than one-tenth of the Units in issue) at any time convene a meeting of Holders at such time and place (subject as hereinafter provided) as may be thought fit and the following provisions of this Schedule shall apply thereto. The Manager shall be entitled to receive notice of and attend at any such meeting but shall not be entitled to vote or be counted in the quorum thereof and accordingly for the purpose of the provisions of this Schedule Units held by or on behalf of the Manager shall not be regarded as being in issue. Any director and any other duly authorised official and the solicitors of the Trustee and any director and the secretary and the solicitors of the Manager and any other person authorised in that behalf by the Manager shall be entitled to attend the meeting.

1.2 Any meeting of Holders shall be held in Bermuda or at such other place outside the United Kingdom, Hong Kong and the United States as the Trustee may determine or approve. All expenses incurred by the Trustee or the Manager in connection with the holding of a meeting of Holders shall be charged against the Deposited Property.

2 A meeting of Holders duly convened and held in accordance with the provisions of this Schedule shall be competent by Extraordinary Resolution (i) to sanction any modification alteration or addition to the provisions of this Deed which shall be agreed by the Trustee or
          (ii) to vary the remuneration of the Manager or the Trustee or (iii) to terminate the Trust when authorised by this Deed so to do. Any other matter which may properly come before the Holders at a meeting of Holders shall be decided upon by a majority of at least fifty percent of the persons voting thereat.

3 Twenty-one (21) days' notice at the least (inclusive of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every meeting shall be given to the Holders in manner provided by this Deed. The notice shall specify the place day and hour of meeting and the terms of the resolutions to be proposed. A copy of the notice shall be sent by post to the Trustee unless the meeting shall be convened by the Trustee. The accidental omission to give notice to or the non-receipt of notice by any of the Holders shall not invalidate the proceedings at any meeting.

4 The quorum shall be the Holders present in person or by proxy of at least one tenth in number of all the Units for the time being in issue. No business shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

5 If within half an hour from the time appointed for the meeting a quorum is not present the meeting shall stand adjourned to such day and time not being less than fifteen days thereafter and to such place as may be appointed by the Chairman: and at such adjourned meeting two Holders present in person or by proxy shall be a quorum. At least seven days' notice of any adjourned meeting of Holders shall be given in the same manner as for an original meeting and such notice shall state that two Holders present at the adjourned meeting whatever the number of Units held by them will form a quorum.

6 Some person nominated in writing by the Trustee shall preside as Chairman at every meeting and if no such person is nominated or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Holders present shall choose one of their number to be Chairman.

7 The Chairman may with the consent of any meeting at which a quorum is present and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8 At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more Holders present in person or by proxy and holding or representing not less than one-twentieth in number of the Units for the time being in issue or deemed to be in issue. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9 If a poll is duly demanded it shall be taken in such manner as the Chairman, or in the case of a poll on the election of a Chairman, the Trustee may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

10 A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs. No notice need be given of a poll not taken immediately. A demand for a poll may be withdrawn.

11 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

12 On a show of hands every Holder who (being an individual) is present in person or (being a corporation) is present by one of its representatives shall have one vote. On a poll every Holder who (being an individual) is present in person or by proxy or (being a corporation) is present by one of its representatives or by proxy shall have one vote for every Unit of which he is the Holder. A person entitled to more than one vote need not use all his votes or cast them the same way.

13 In the case of joint Holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint Holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Holders.

14 On a poll votes may be given either personally or by proxy. A person appointed to act as a proxy need not be a Holder.


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15        An instrument of proxy may be in any usual or common form or in any other form which the Trustee shall approve.

16 The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under the common seal or signed on its behalf by an attorney or officer of the corporation so authorised in writing. The signature on any such instrument need not be witnessed.

17 An instrument appointing a proxy and any power of attorney under which it is signed or a notarially certified copy of such power shall be deposited at such place (if any) as the Trustee may in the notice convening the meeting specify for such purpose or if no such place is specified then at the registered office of the Trustee not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or in the case of a poll before the time appointed for taking the poll) at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

18 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death insanity or revocation shall have been received by the Trustee before the commencement of the meeting or adjourned meeting or the time appointed for the taking of the poll at which the vote is given.

19 Any Holder being a corporation may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of Holders and a person so authorised shall at such meeting be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Holder.

20 Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in the books to be from time to time provided for that purpose by the Trustee at their expense and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting shall be conclusive evidence of the matters therein stated and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed thereat to have been duly passed.

21 A resolution in writing signed by or on behalf of the Holders of not less than ninety per cent in number of all the Units for the time being in issue or deemed to be in issue shall be as valid and effective as if the same had been passed as an Extraordinary Resolution at a meeting of the Holders duly convened and held.


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